Exhibit 4.2

NORFOLK SOUTHERN CORPORATION

as Issuer

U.S. Bank National Association

as Trustee

FORM OF INDENTURE

Dated as of [                    ]

SUBORDINATED DEBT SECURITIES

-i-

-ii-

-iii-

-iv-

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.09
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(1)	11.06; 6.04; 6.05
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05; 2.11
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

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N.A. Means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

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INDENTURE dated as of [                    ], between NORFOLK SOUTHERN CORPORATION, a Virginia corporation (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s unsecured notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized and constituted committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

“Capital Lease Obligation” means any obligation arising out of any lease of property which is required to be classified and accounted for by the lessee as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and, for purposes of any provision contained herein and expressly required by the TIA, each other obligor on the Securities of a series.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and by its Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

“Corporate Trust Office” means the principal office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be administered.

“Currency” means Dollars or Foreign Currency.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means any debt for borrowed money which would appear on the balance sheet as a liability or any guarantee of such a debt and includes purchase money obligations. A Debt shall be counted only once even if the Company and one or more of its Subsidiaries may be responsible for the obligation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company or such other party as may be designated as Depositary by the Company pursuant to Section 2.01, until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each party who is then a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used in respect of the Securities on any such series shall mean the Depositary with respect to the Securities of that series.

“Discharged” shall have the meaning assigned to it in Section 8.03.

“Dollars” or “$” or any similar reference shall mean the coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means (i) any indebtedness of a Restricted Subsidiary (excluding indebtedness in favor of another Restricted Subsidiary or the Company) maturing more than 12 months after the time of computation thereof, (ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations of a Restricted Subsidiary.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.12, and bearing the legend prescribed in Section 2.12.

“Holder” means the Person in whose name a Security is registered in the Security register kept by the Company for that purpose in accordance with the terms hereof.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (ii) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Interest Payment Date” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Issue Date” means, with respect to Securities of a series, the first date on which the Securities of such series are originally issued under this Indenture.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for repayment or otherwise.

“Members” has the meaning set forth under Section 2.12(f).

“Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or Senior Vice President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“OID” has the meaning set forth under Section 4.10.

“OID Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)	Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an OID Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a Foreign Currency or Foreign Currencies shall be the Dollar equivalent, determined by the Company and set forth in an Officers’ Certificate on the date of original issuance of such Security, of the principal amount (or, in the case of an OID Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of, premium, if any, and interest on the Securities of such series are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Subsidiary” means Norfolk Southern Railway Company.

“Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of the Principal Subsidiary acquired after the date any Securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of the Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any Vice President, any assistant Vice President, any trust officer or assistant trust officer or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securitization Subsidiary” means a Subsidiary of the Company (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Senior Debt” means the principal of, premium, if any, unpaid interest and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, on (x) the Debt of the Company, for money borrowed other than (a) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes and (e) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Debt is not senior or prior in right of payment to the Securities, (y) all obligations of the Company under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Debt. This definition may be modified or superseded by a supplemental indenture.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, in respect of any Person, corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)        such Person;

(b)        such Person and one or more Subsidiaries of such Person; or

(c)        one or more Subsidiaries of such Person.

Unless otherwise required by the context, Subsidiary shall refer to a Subsidiary of the Company.

“Trade Payables” means accounts payable or any other Debt or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the receipt of materials or services.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended, including any regulations promulgated thereunder.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“U.S. Government Obligations” shall have the meaning assigned to it in Section 8.03.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly Owned Subsidiary” means, in respect of any Person, a Subsidiary with respect to which such Person owns, directly or indirectly, all of the Voting Stock. Unless otherwise required by the context, Wholly Owned Subsidiary shall refer to a Wholly Owned Subsidiary of the Company.

SECTION 1.02.            Other Definitions.

Term	Defined in Section
“Paying Agent”	2.03
“Registrar”	2.03

SECTION 1.03.            Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.            Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)	the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)	headings are for convenience of reference only and do not affect interpretation.

SECTION 1.05.            Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided is this Section.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        At any time, the ownership of Securities shall be proved by the Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the

Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

ARTICLE II

The Securities

SECTION 2.01.            Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. The Securities may be issued in a total principal amount up to that authorized from time to time by or pursuant to relevant Board Resolutions or established in one or more indentures supplemental hereto, which shall specify:

(a)        the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(b)        any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 2.06, Section 2.07, Section 2.09, Section 2.12, Section 3.07 or Section 9.05);

(c)        whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.12, and the initial Depositary for any Global Security or Securities of such series;

(d)        the date or dates (or manner of determining the same) on which the principal of and premium, if any, on the Securities of the series is payable;

(e)        the rate or rates, or the method to be used in ascertaining the rate or rates (which may be fixed or variable), at which the Securities of the series shall bear interest (if any), the basis upon which interest shall be calculated if other than that of a 360-day year of 12 30-day months, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Interest Payment Date;

(f)        if the trustee of that series is other than the Trustee initially named in this Indenture or any successor thereto, the trustee of the series;

(g)        the place or places where the principal of, premium, if any, and interest on Securities of the series shall be payable;

(h)        the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(i)        the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j)        if denominated in Dollars, and in denominations other than denominations of $1,000 and any integral multiples thereof, the denominations in which Securities of the series shall be issuable;

(k)        if denominated in other than Dollars, the Foreign Currency or Foreign Currencies, including composite Currencies, in which the Securities of that series are denominated, and the denominations in which Securities of that series shall be issuable;

(l)        if other than the Currency in which the Securities of the series are denominated, the Currency or Currencies, including composite Currencies, in which payment of the principal of, premium, if any, and interest on Securities of that series shall be payable;

(m)        if the amount of payments of the principal of, premium, if any, and interest on the Securities of the series may be determined with reference to any commodities, Currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(n)        if other than the full principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(o)        if convertible into Securities of another series, shares of capital stock or other securities of the Company, the terms upon which the Securities of the series will be convertible into Securities of such other series, shares of capital stock or other securities of the Company;

(p)        if other than or in addition to the subordination provisions in Article X, the terms of subordination with respect to the Securities of that series;

(q)        the right, if any, of the Company to redeem all or any part of the Securities of the series before Maturity and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed;

(r)        if the provisions of Article VIII hereof shall not be applicable with respect to the Securities of such series; or any addition to or change in the provisions of Article VIII;

(s)        if other than or in addition to the events specified in Section 6.01, Events of Default with respect to the Securities of the series;

(t)        if other than or in addition to the events specified in Article IV, covenants with respect to the Securities of the series;

(u)        conditions to any merger or consolidation;

(v)        any other terms of or relating to the Securities of that series; and

(w)        the form of any notice to be delivered to the Trustee with respect to any such Security.

All Securities of any particular series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to a Board Resolution or a supplemental indenture. Unless otherwise provided by a Board Resolution or a supplemental indenture with respect to the Securities of any series, the Company may from time to time, without notice to or consent of Holders of Outstanding Securities of such series, create and issue additional Securities of such series ranking pari passu in all respects and being identical in all respects (other than the issue date, issue price and the payment of interest accruing prior to the issue date of such additional Securities). Such additional Securities may be consolidated and form a single series with the Securities of such series and have the same terms as to status, redemption or otherwise as the Securities of such series.

The Trustee need not authenticate the Securities in any series if their terms impose on the Trustee duties in addition to those imposed on the Trustee by this Indenture. If the Trustee does authenticate any such Securities, the authentication will evidence the Trustee’s agreement to comply with any such additional duties.

Each Depositary for a Global Security in registered form shall, if required at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

SECTION 2.02.            Execution, Authentication and Delivery.  (a)  An Officer (and for purposes of this Section 2.02, the term Officer shall include any Vice President of the Company authorized by the Board of Directors) shall sign the Securities on behalf of the Company by manual or facsimile signature.

(b)        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities. Such written order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined.

(d)        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(f)        If the form or terms of the Securities of a series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the documents required by Section 11.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(i)	an Officers’ Certificate setting forth the Board Resolution or Resolutions; and

(ii)

an Opinion of Counsel stating that the form and terms of the series have been established by or pursuant to a Board Resolution or Resolutions in conformity with this Indenture, and that Securities in such form when completed by appropriate insertions and executed by the Company and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company entitled to the benefits of this Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law), and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of Securities of that series or that are customarily included in similar opinions by lawyers experienced in such matters.

SECTION 2.03.            Registrar and Paying Agent.  (a)  The Company shall maintain an office or agency for each series of Securities in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the City of New York where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

(b)        The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c)        The Company hereby initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.04.            Paying Agent To Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.05.            Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Securities and shall otherwise comply with the requirements of TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each series of Securities and the Company shall otherwise comply with the requirements of TIA § 312(a).

SECTION 2.06.            Transfer and Exchange.  (a)  Where Securities of a series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by a Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.07 or 9.05).

(b)        Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any series for the period beginning 15 Business Days prior to the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

SECTION 2.07.            Replacement Securities.  (a)  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Holder satisfies the requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Security.

(b)        Every replacement Security is an additional Obligation of the Company.

SECTION 2.08.            Outstanding Securities.  (a)  Securities Outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

(b)        If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee receive proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c)        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or the Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

SECTION 2.09.            Temporary Securities.  Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.            Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption or cancellation and will dispose of all cancelled Securities in accordance with its customary procedures unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.            Defaulted Interest.  If the Company defaults in a payment of interest on the Securities of any series, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner, in each case at the rate provided in the Securities of such series. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.            Global Securities.  (a)  Terms of Securities.  A Board Resolution or a supplemental indenture shall establish whether the Securities of a series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b)        Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.06 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) the Company delivers to the Trustee a notice from the Depositary that (A) the Depositary is no longer willing or able to continue as depositary for any Global Security, or (B) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, the

Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form under this Indenture, or (iii) there has occurred and is continuing a Default or Event of Default with respect to such Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall, upon surrender by the Depositary of such Global Security, be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms. Except as provided in this Section 2.12(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)        Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary named below or a nominee of the Depositary. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.”

(d)        Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other Acts which a Holder is entitled to give or take under this Indenture.

(e)        Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01, payment of the principal of, premium, if any, and interest on any Global Security shall be made to the Holder thereof.

(f)        Consents, Declaration and Directions.  Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Security may grant proxies and otherwise authorize any

Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

SECTION 2.13.            CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number(s).

ARTICLE III

Redemption

SECTION 3.01.            Applicability of this Article.  Securities of any series that are redeemable prior to their Stated Maturity shall be redeemable in accordance with their terms (except as otherwise specified in this Indenture for Securities of any series) and in accordance with this Article III.

SECTION 3.02.            Notice to the Trustee.  If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Company shall give the notice provided for in this Section 3.02 at least 45 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03.            Selection of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed, the Trustee shall select, not more than 60 days prior to the Redemption Date, the Securities of such series to be redeemed either pro rata or by lot or by such other method that the Trustee considers fair and appropriate and in accordance with applicable depositary procedures and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee shall make the selection from Outstanding Securities of such series not previously called for redemption.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04.            Notice of Redemption.  (a)  At least 30 days but not more than 60 days prior to the Redemption Date of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address. The notice shall identify the Securities (including CUSIP number(s)) to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price (or the method of calculating or determining the Redemption Price);

(3)	the name and address of the Paying Agent;

(4)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5)	if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(6)

that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed; and

(7)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities being redeemed.

(b)        At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.04 at least 15 days prior to the date of the giving of the notice of redemption (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.05.            Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the Redemption Date).

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.06.            Deposit of Redemption Price.  By 10:00 a.m., New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date that is on or prior to the Redemption Date), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities or, in the case of OID Securities, such Securities’ yield to maturity.

SECTION 3.07.            Securities Redeemed in Part.  Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company’s expense) a new Security or Securities of the same series equal in principal amount to the unredeemed portion of the principal of the Security so surrendered.

ARTICLE IV

Covenants

SECTION 4.01.            Payment of Principal, Premium and Interest.  The Company shall pay the principal of, premium, if any, and interest on the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Wholly Owned Subsidiary) holds by 10:00 a.m., New York City time, on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due. If a payment date is not a Business Day at a Place of Payment, payment may be made at that Place of Payment on the next succeeding day that is a Business Day, and, unless specified with respect to such series of Securities, no interest shall accrue on such payment for the intervening period.

SECTION 4.02.            Maintenance of Office or Agency.  (a)  The Company will maintain or cause to be maintained in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)        The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.            Money for Securities Payments to Be Held in Trust.  (a)  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)        Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of, premium, if any, or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)	hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)	give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities; and

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d)        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request (unless an applicable abandoned property law designates another Person to receive such money) or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 4.04.            Corporate Existence.  Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise or corporate existence of any of its Significant Subsidiaries if the Company shall determine that the preservation or retention thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities of any series.

SECTION 4.05.            Maintenance of Properties.  The Company will cause all properties deemed by the Company to be necessary or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in such condition, repair and working order and supplied with such equipment and will cause to be made such repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary in the performance of its business; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary

SECTION 4.06.            Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, and, in each case, only if the failure to pay or discharge could be disadvantageous in any material respect to the Holders (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or otherwise.

SECTION 4.07.            Limitations on Liens on Stock or Indebtedness of Principal Subsidiary.  For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date any Securities are first issued or thereafter acquired, of the Principal Subsidiary, to secure any Obligation (other than the Securities) of the Company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the Outstanding Securities shall be secured equally and ratably with such Obligation. This Section shall not (i) apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary, (ii) restrict any other property of the Company or its Subsidiaries or (iii) restrict the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

SECTION 4.08.            Limitations on Funded Debt.  (a)  For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company shall not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

(b)        This Section shall not apply to, and there shall be excluded from Funded Debt in any computation pursuant hereto, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary; (iii) Liens on real or physical property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Company or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute, (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(a) of the Internal Revenue Code; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary; (ix) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or (xiv) any extension, renewal, refunding or replacement of the foregoing.

SECTION 4.09.            Statement as to Compliance.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not constitute an Officers’ Certificate, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, that, to such Officers’ knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers have knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). The Company covenants to comply with TIA § 3.14(a).

SECTION 4.10.            Calculation of Original Issue Discount.  If the Securities of any series are issued with original issue discount (“OID”) (other than de minimis OID), as defined under the Internal Revenue Code, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of OID (including daily rates and accrual periods) accrued on Outstanding Securities of such series as of the end of such year and (ii) such other specific information relating to such OID as may then be relevant under the Internal Revenue Code.

ARTICLE V

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 5.01.            Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not (i) consolidate with or merge into any other Person; or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all, or substantially all, of its assets, in one or more related transactions, to any Person, unless:

(1)	either (a) the Company is the surviving entity; or (b) the Person formed by such consolidation or into which the Company is merged, or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)	immediately after giving effect to such transaction and treating any indebtedness which becomes an Obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.            Successor Person Substituted.  Upon any consolidation or merger of the Company or any sale, assignment, conveyance, lease or disposition of all, or substantially all, of the assets of the Company in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Company is merged or to which such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, the predecessor entity shall be released from all obligations under this Indenture and the Securities.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.  Events of Default

Unless otherwise indicated for a particular series of Securities by a Board Resolution or a supplemental indenture hereto, wherever used herein with respect to a Security of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of the principal of and premium, if any, on any Security of that series when due and payable at its Maturity or otherwise; or

(3)	failure by the Company to comply with any of its other covenants or agreements in, or provisions of, the Securities of such series or this Indenture (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series) and the failure continues for the period and after the notice specified below; or

(4)	a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary or under any mortgage, indenture, equipment trust agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary (including this Indenture and including indebtedness in respect of capitalized lease obligations), whether such indebtedness now exists or shall hereafter be created, which, together with all other such defaults, shall have resulted in such indebtedness, in an aggregate principal amount exceeding $100,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having discharged, or such acceleration having been rescinded or annulled, or a sum of money sufficient to discharge in full such indebtedness is not deposited in trust, within the period and after the notice specified below; or

(5)	the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of the property of the Company; (c) or orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days; or

(7)	any other Event of Default provided with respect to Securities of that series.

A default under clause (3) or clause (4) shall not be an Event of Default with respect to a series of Securities until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series notify the Company and the Trustee of the default and the Company does not cure the default: (i) within 90 days after receipt of the notice in the case of clause (3) or (ii) within 10 days after receipt of the notice in the case of clause (4). The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the Company first gains knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.        Acceleration.  (a)  If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the unpaid principal of (and premium, if any) (or, if the Securities of such series are OID Securities, such portion of the principal amount as may be specified in the terms thereof) and accrued interest on, if any, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

(b)        At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)        all defaulted interest on all Outstanding Securities of such series in accordance with Section 2.11,

(B)        the principal of and premium, if any, on any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities of such series,

(C)        to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in the Securities of such series, and

(D)        all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)	all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of, premium, if any, or interest on the Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 6.03.            Other Remedies.  (a)  If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)        The Trustee may maintain a proceeding with respect to the Securities of any series even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to the Securities of any series shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to such Securities. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.            Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series affected by an existing Default may, by notice to the Trustee and on behalf of the Holders of all of such Securities, waive such Default with respect to the Securities of such series and its consequences, except that (i) a Default in the payment of the principal of, premium, if any, or interest on a Security of such series or (ii) a Default in respect of a provision that under Section 9.02 cannot be waived without the consent of each Holder of the Securities of such series. When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.            Control by Majority.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.            Limitation on Suits.  (a)  A Holder of a Security of any series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

(1)	such Holder shall have previously given the Trustee written notice that an Event of Default with respect to such Securities is continuing;

(2)	the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series shall have made a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders shall have offered and, if requested, shall provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, Holders of a majority in aggregate principal amount of the Outstanding Securities of such series do not give the Trustee a direction inconsistent with such request.

(b)        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.            Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.            Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.            Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.            Priorities.  (a)  If the Trustee collects any money or property pursuant to this Article VI with respect to any series of Securities, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders of such Securities for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the Company or as a court of competent jurisdiction shall determine in a final non-appealable judgment.

(b)        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.            Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities of any series.

SECTION 6.12.            Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01.            Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)        Except during the continuance of an Event of Default with respect to the Securities of any series:

(1)	the Trustee need perform only such duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium, if any, and interest on the Securities.

(f)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or demand of any Holders, unless the Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(g)        Every provision of this Indenture relating to the conduct, affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.            Rights of Trustee.

(a)        The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)        The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)        The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder without negligence and in good faith and in accordance with the advice or opinion of such counsel.

(f)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and the Trustee may conclusively rely thereon.

(g)        The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(h)        The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities and this Indenture.

(i)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)        The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.            Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.            Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Securities or in any document issued in connection with the sale of the Securities, other than the Trustee’s certificate of authentication.

SECTION 7.05.            Notice of Defaults.  If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of such Securities notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security of any series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such Securities.

SECTION 7.06.            Reports by Trustee to Holders.  (a)  Within 60 days after May 15 of each year beginning with the May 15 following the date of this Indenture, and for so long as Securities of any series remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA § 313(b) and TIA § 313(c).

(b)        A copy of each report at the time of its mailing to the Holders of Securities of any series shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each exchange, if any, on which such Securities are listed in accordance with TIA §313(d). The Company agrees to notify promptly the Trustee in writing whenever the Securities of any series become listed on any exchange and of any delisting thereof.

SECTION 7.07.            Compensation and Indemnity.  (a)  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claim or expense (including reasonable and documented fees and expenses of counsel) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

(b)        To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest with respect to Securities of any series.

(c)        The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.            Replacement of Trustee.  (a)  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)        The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Company. The Company shall remove the Trustee with respect to Securities of one or more series if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

(c)        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to each series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the applicable series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(e)        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of that series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(f)        If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security of that series for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)        Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09.            Successor Trustee by Merger.  (a)  Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

(b)        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt such certificate of authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.            Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.            Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Satisfaction and Discharge; Defeasance

SECTION 8.01.            Applicability of Article.  The provisions of this Article shall be applicable to the Securities of all series issued pursuant to this Indenture, except as otherwise specified pursuant to Section 2.01.

SECTION 8.02.        Satisfaction and Discharge of Indenture.  (a)  This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)	either:

(A)	all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company for discharge from such trust, as provided in Sections 2.04 and 4.03) have been delivered to the Trustee for cancellation; or

(B)	all Securities of such series that have not been delivered to the Trustee for cancellation

1.	have become due and payable,
2.	will become due and payable at their Stated Maturity within one year, or
3.	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of 1, 2 or 3 above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

(b)        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 7.07 and, if money or U.S. Government Obligations (as defined below) shall have been deposited with and held by the Trustee pursuant to subclause (ii) of clause (1)(A) of this Section, the obligations of the Trustee under Section 8.07 and Section 4.03(e), shall survive.

SECTION 8.03.            Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations.  At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.05, 4.06, 4.07, 4.08 and 5.01 with respect to Securities of any series (and, if so specified pursuant to Section 2.01, any other restrictive covenant added for the benefit of such series pursuant to Section 2.01) at any time after the applicable conditions set forth below have been satisfied (such action under clauses (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 6.01):

(a)        The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due; and

(b)        No Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 2.06, 2.07, 2.09, 4.02, 8.06 and 8.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

SECTION 8.04.            Repayment to Company.  The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 8.06. The provisions of Section 4.03(e) shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 8.03.

SECTION 8.05.            Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

SECTION 8.06.            Deposits to Be Held in Escrow.  Any deposits with the Trustee referred to in Section 8.03 above shall be irrevocable (except to the extent provided in Sections 8.04 and 8.07) and shall be made under the terms of an escrow trust agreement. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 8.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 8.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 8.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

SECTION 8.07.            Application of Trust Money.  Subject to the provisions of Section 4.03(e), all money deposited with the Trustee pursuant to Sections 8.02 and 8.03 with respect to the Securities of a series shall be held in trust and applied by it, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such moneys need not be segregated from other funds except to the extent required by law.

SECTION 8.08.            Deposits of Non-U.S. Currencies.  Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE IX

Amendments, Supplemental Indentures and Waivers

SECTION 9.01.            Without Consent of Holders.  Unless otherwise indicated for a particular series by a Board Resolution or a supplemental indenture, notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities of one or more series without the consent of any Holder of such Securities in a form reasonably satisfactory to the Trustee:

(1)	to cure any ambiguity, omission, defect, mistake or inconsistency;

(2)	to comply with Article V;

(3)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)	to evidence the assumption of the Company’s obligations under this Indenture and the Securities, by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company, taken as a whole;

(5)	to make any change that would provide any additional rights or benefits to the Holders of the Securities of a series, that would surrender any right, power or option conferred by this Indenture on the Company or that does not adversely affect in any material respect the legal rights of any Holder of such Securities;

(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7)	to conform the text of this Indenture (only with respect to such series) or any Board Resolution or supplemental indenture with respect to the Securities of such series to the description of notes contained in the offering document pursuant to which such Securities were offered;

(8)	to provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by this Indenture;

(9)	to add to, change or eliminate any of the provisions of this Indenture with respect to Securities of a series; although no such addition, change or elimination may apply to Securities of a series created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a Holder of any Security with respect to such provision, unless the amendment becomes effective only when there is no Outstanding Security of a series created prior to such amendment and entitled to the benefit of such provision;

(10)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(11)	to secure or provide guarantees of the Company’s obligations under the Securities or a series and this Indenture; or

(12)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

SECTION 9.02.            With Consent of Holders.  The Company may amend or supplement this Indenture and the Securities of a series with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series affected by such amendment or supplement. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. The Holders of a majority in principal amount of the Securities of such series affected thereby may waive compliance by the Company with any provision of this Indenture or the Securities of such series without notice to any Holder. However, with respect to a given Holder of such series affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not, without such Holder’s consent:

(1)	reduce the amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of interest on any Security of such series;

(3)	reduce the principal amount of or the premium, if any, on any Security or change the Stated Maturity of any Security;

(4)	change the place, manner, timing or Currency of payment of principal of, premium, if any, or interest on, any Security;

(5)	reduce the portion of the principal amount of an OID Security of such series payable upon acceleration of its Maturity; or

(6)	makes any change in the amendment and waiver provisions of this Section 9.02.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.            Compliance with Trust Indenture Act of 1939.  Every amendment to or supplement of this Indenture or the Securities of one or more series shall comply with the TIA as then in effect.

SECTION 9.04.            Revocation and Effect of Consents.  A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security, provided that the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of such series affected thereby unless it makes a change described in clauses (1) through (6) of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a

Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05.            Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security of a series, the Trustee may require the Holder of the Security of such series to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security of such series about the amendment, supplement or waiver and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security of such series shall issue and the Trustee shall, upon the receipt of an Authentication Order, authenticate a new Security of that series that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security of that series will not affect the validity and effect of such amendment, supplemental indenture or waiver.

SECTION 9.06.            Trustee to Sign Amendments, etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and is the valid, binding and enforceable obligation of the Company. The Company shall not sign an amendment or supplement unless authorized by an appropriate Board Resolution.

ARTICLE X

Subordination of Securities

SECTION 10.01.            Securities Subordinate to Senior Debt.  The Company covenants and agrees, and each Holder of Securities of any series by the Holder’s acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article X, subject to the provisions of Article VIII and except as may otherwise be specified pursuant to Section 2.01 and set forth in the Securities of a series, the indebtedness represented by Securities of such series and the payment of the principal of and any premium and interest on each and all of the Securities of such series are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt of the Company, to the extent and in the manner herein set forth (unless a different manner is set forth in the Securities of such series). No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding.

SECTION 10.02.            Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a)        the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, premium, if any, and interest, if any, due thereon before the Holders of the Securities are entitled to receive any payment upon the principal, premium, if any, or interest, if any, on Debt evidenced by the Securities; and

(b)        any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article X shall be paid by the liquidation trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(c)        in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Debt or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt, the rights of the Holders of Securities of any series shall be subrogated to all the rights of the holders of Senior Debt (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Debt) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt until the principal of, premium, if any, and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Section 10.05, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article X.

SECTION 10.03.            No Payment on Securities in Event of Default on Senior Debt.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, no payment by the Company on account of principal, premium, if any, sinking funds or interest, if any, on the Securities shall be made at any time if: (a) a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and (b) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Debt has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 10.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Debt.

SECTION 10.04.            Payments on Securities Permitted.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 10.02 and 10.03, payments of principal of, premium, if any, or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

SECTION 10.05.            Authorization of Securityholders to Trustee to Effect Subordination.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be reasonably necessary or appropriate to effectuate the subordination as provided in this Article X and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

SECTION 10.06.            Notices to Trustee.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, notwithstanding the provisions of this Article X or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company or a Subsidiary) shall be charged with knowledge of the existence of any Senior Debt or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the office of the Trustee) written notice thereof from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal, premium, if any, or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 10.06, then, anything herein contained to the contrary notwithstanding, the

Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two business days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.07.            Trustee as Holder of Senior Debt.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 6.10 or 7.07.

SECTION 10.08.            Modifications of Terms of Senior Debt.  Except as otherwise specified pursuant to Section 2.02 with respect to any series of Securities, any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article X or of the Securities relating to the subordination thereof.

SECTION 10.09.            Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution to holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.10.            Satisfaction and Discharge.  Except as otherwise specified pursuant to Section 2.01 with respect to any series of Securities, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article VIII and not, at the time of such deposit, prohibited to be deposited under Sections 10.02 or 10.03 shall not be subject to this Article X.

SECTION 10.11.            Trustee Has No Fiduciary Duty to Holders of Senior Debt.  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article or otherwise.

SECTION 10.12.            Paying Agents Other than the Trustee.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 10.06, 10.07 and 10.11 shall not apply to the Company if it acts as Paying Agent.

SECTION 10.13.            Certain Conversions or Exchanges Deemed Payment.  For the purposes of this Article only, (a) the issuance and delivery of securities which are subordinate in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinate (“Junior Securities”) (or cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any series as specified pursuant to Section 2.01, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities of such series or on account of the purchase or other acquisition of Securities of such series and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities and cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any series shall be deemed to constitute payment on account of the principal of such Securities of such series. Nothing contained in this Article or elsewhere in the Indenture or in the Securities of any series is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series the right, which is absolute and unconditional, of the Holder of any

Securities of such series to convert or exchange such Securities of such series in accordance with the terms specified as specified pursuant to Section 2.01.

SECTION 10.14.            Defeasance of this Article X.  The subordination of the Securities provided by this Article X is expressly made subject to the provisions for defeasance or covenant defeasance in Article VII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article X.

ARTICLE XI

Miscellaneous

SECTION 11.01.            Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

SECTION 11.02.            Notices.  (a)  Any notice, communication or Act shall be in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

if to the Company:

Norfolk Southern Corporation

Three Commercial Place

Norfolk, Virginia 23510-2191

facsimile: (757) 629-2798

Attention of:  Vice President and Treasurer

if to the Trustee:

U.S. Bank National Association

100 Wall St., 16th Floor

New York, New York 10005

facsimile: (212) 809-4993

Attention of:  Christopher J. Grell

(b)        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)        All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)        Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(e)        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(f)        In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.            Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.            Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)	an Officers’ Certificate (which shall include the statements set forth in Section 11.05) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel (which shall include the statements set forth in Section 11.05) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.            Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and shall include:

(1)	a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.            Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.            Governing Law; Waiver of Jury Trial.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.08.            No Recourse Against Others.  A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

SECTION 11.09.            Successors.  All agreements of the Company in this Indenture shall bind its successors. All agreements of the Trustee in this Indenture and the Securities shall bind its successors.

SECTION 11.10.            Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 11.11.            Counterpart Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

SECTION 11.12.            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.13.            Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14.            U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION,

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title: